SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 10, 2005

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

2005 Omnibus Equity Compensation Plan

On June 10, 2005, the stockholders of Internet Capital Group, Inc. (the "Company") approved the 2005 Internet Capital Group, Inc. Omnibus Equity Compensation Plan (the "Plan"). The Plan became effective on June 11, 2005. The following description of the Plan is qualified in its entirety by reference to the terms of such Plan, which is incorporated by reference to Appendix B of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2005.

The purpose of the Plan is to attract, retain and motivate the employees, non-management directors and consultants of the Company and certain of its subsidiaries and to focus their efforts on the long-term enhancement of stockholder value. All of the employees, non-management directors and consultants of the Company and its subsidiaries in which it has greater than 50% economic or voting interest are eligible for grants under the Plan.

The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) stock units, (v) performance shares, (vi) stock awards, (vii) dividend equivalents and (viii) other stock-based awards.

The Plan authorizes up to 5,000,000 shares of Common Stock for issuance, subject to adjustment in certain circumstances. The Plan provides that the maximum aggregate number of shares of Common Stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 1,000,000 shares, subject to adjustment. Grantees may not accrue dividend equivalents during any calendar year under the Plan in excess of $1,000,000.

The Plan is administered and interpreted by the Company's Compensation Committee. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (vi) deal with any other matters arising under the Plan.

In the event of a change of control of the Company, unless the Compensation Committee determines otherwise, outstanding awards under the Plan will be assumed by, or replaced with comparable or similar awards of, the surviving corporation (or a parent or subsidiary of the surviving corporation). The Compensation Committee may also take other actions in conjunction with a change of control to preserve participants' rights under the Plan, such as accelerating the exercisability of outstanding options.
Item 9.01.	Financial Statements and Exhibits

(c) Exhibits
10.1

Internet Capital Group, Inc. 2005 Equity Compensation Plan (Incorporated by reference to Appendix B in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: June 15, 2005	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Internet Capital Group, Inc. 2005 Equity Compensation Plan (Incorporated by reference to Appendix B in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2005).